UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 16, 2019

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 44th Street SE, Grand Rapids, Michigan 49508
(Address of Principal Executive Offices) (Zip Code)

(616) 247-2710
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2019, Steelcase Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (collectively, the “Underwriters”), for the issuance and sale by the Company of $450.0 million aggregate principal amount of the Company’s 5.125% Senior Notes due 2029 (the “Notes”). The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. The Underwriting Agreement also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

On January 18, 2019, the Notes were issued pursuant to an Indenture, dated August 7, 2006 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, National Association), as trustee (the “Trustee”), as supplemented by an Officers’ Certificate, dated as of January 18, 2019 (together with the Base Indenture, the “Indenture”).

The Company intends to use a portion of the net proceeds from the offering of the Notes to fund the redemption of its 6.375% Senior Notes due 2021 (the “2021 Notes”), of which $250 million in the aggregate principal amount is outstanding, and related fees and expenses. The Company intends to use the remaining net proceeds for general corporate purposes. The net proceeds to the Company from the sale of the Notes, after the underwriting discount, but before transaction expenses, was approximately $443.5 million.

The Notes will mature on January 18, 2029. Interest on the Notes will be payable on January 18 and July 18 of each year, beginning on July 18, 2019. Interest on the Notes will accrue from January 18, 2019.  The Notes will be senior unsecured obligations of the Company and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness. The Company may redeem the Notes, in whole or in part, at its option at any time or from time to time. If the Notes are redeemed prior to October 18, 2028, the redemption price will be equal to the greater of (1) 100% of the principal amount of the Notes being redeemed; and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture), plus 40 basis points.  At any time on or after October 18, 2028, the Company may redeem the Notes, in whole or in part, at its option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed. In addition, in each case, accrued and unpaid interest, if any, will be paid to, but not including, the date of redemption.  If a Change of Control Triggering Event (as defined in the Indenture) occurs, unless the Company has previously exercised its right to redeem the Notes in whole as described above, the Company will be required to make an offer to purchase the Notes at a purchase price of 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the date of repurchase.

The Trustee also serves as the trustee under the indenture for the 2021 Notes.

The offering of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-229176) and a related prospectus, including a prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”).

Copies of the Underwriting Agreement, the Base Indenture, the Officers’ Certificate and the form of global note, representing the Notes, are attached hereto as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, and are incorporated by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and Item 8.01 below is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 8.01 Other Events

On January 18, 2019, the Company elected to redeem (the “Redemption”) all of the outstanding 2021 Notes on February 17, 2019 (the “Redemption Date”).  The redemption price for the 2021 Notes will be equal to the greater of (i) 100% of the principal amount of the 2021 Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2021 Notes (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a treasury rate to be determined, plus 45 basis points. In addition, accrued and unpaid interest will be paid to the Redemption Date.  From and after the Redemption Date interest will cease to accrue.  The Company intends to use a portion of the net proceeds from the offering of the Notes to fund the Redemption. This Current Report on Form 8-K does not constitute a notice of redemption of the 2021 Notes.

As a result of the Redemption, the Company expects to recognize a charge of approximately $15.5 million on the early retirement of debt during the quarter ending February 22, 2019.  In addition, as a result of the issuance of the Notes, the Company expects to incur incremental interest expense, net of interest income, of approximately $1.7 million during such quarter.

Item 9.01 Financial Statements and Exhibits.

The agreements included as Exhibits to this Current Report on Form 8-K contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

d)	EXHIBITS.

Exhibit Number	Description
1.1
Underwriting Agreement, dated January 16, 2019, among Steelcase Inc. and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1
Indenture, dated August 7, 2006, between Steelcase Inc. and The Bank of New York Mellon Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, National Association), as trustee (filed as Exhibit No. 4.1 to the Company’s Current Report on Form 8-K dated August 2, 2006, as filed with the Commission on August 7, 2006 (commission file number 001-13873), and incorporated herein by reference).

4.2	Officers’ Certificate of Steelcase Inc. establishing the terms of the 5.125% Senior Notes due 2029.

4.3	Form of Global Note representing the 5.125% Senior Notes due 2029 (included in Exhibit 4.2).

5.1	Opinion of Liesl A. Maloney, Assistant General Counsel & Assistant Secretary of Steelcase Inc.

5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of the Notes.

23.1	Consent of Liesl A. Maloney, Assistant General Counsel & Assistant Secretary of Steelcase Inc. (included in Exhibit 5.1).

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.2).

Forward-looking Statements

From time to time, in written and oral statements, the Company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements discuss the anticipated use of the proceeds of the offering of the Notes, the Redemption, goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, the Company. Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the Company’s expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; changes in raw materials and commodity costs; currency fluctuations; changes in customer demand; and the other risks and contingencies detailed in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, the preliminary prospectus supplement relating to the proposed offering filed with the SEC and its other filings with the SEC. The Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.

Date: January 18, 2019	By:	/s/ David C. Sylvester
David C. Sylvester
Senior Vice President, Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)